EXHIBIT 10.34


                      SHARE SALE AGREEMENT


          THIS AGREEMENT made this 29th day of May, 2001.

BETWEEN:

                          EUROGAS INC.

              (hereinafter referred to as "Vendor")

                             - and -

                    WESTLINKS RESOURCES LTD.

            (hereinafter referred to as "Purchaser")

          WHEREAS by Letter Agreement entered into with the Vendor and the Purchaser on April 18, 2001 (as supplemented on
May 4, 2001) the Purchaser agreed to purchase and the Vendor agreed to sell shares of Big Horn Resources Ltd.:

          WHEREAS the Vendor now has available for transfer
8,275,500 shares of Big Horn Resources Ltd. ("Shares").

          NOW THEREFORE in consideration of the premises hereto and of the covenants, warranties, representations, agreements and payments herein set forth and provided for, the parties hereto covenant and agree as follows:

1.   INTERPRETATION

     (a)  Headings

          The headings of clauses and subclauses herein and in the Schedules are inserted for convenience of reference only and shall not affect or be considered to affect the construction of the provisions hereof.

     b.   Gender

          In this Agreement words importing persons include compatnes and vice versa and words importing the masculine gender include the feminine and neuter genders and vice versa.

2.   PURCHASE AND SALE

          The Vendor hereby sells and the Purchaser hereby purchases the Shares pursuant to the terms of this Agreement.

3.   PURCHASE PRICE

     The purchase price for the purchase and sale of the Shares is $0.22 cash plus 0.74 of a Westlinks Preferred Share for each Share for a total of $1,820,610 cash and 6,123,870 Westlinks Preferred Shares. The Vendor acknowledges the receipt of the $1,820,610 cash and the undertaking copy of which is attached hereto as Schedule "A", by the Purchaser to deliver the 6,123,870 Westlinks Preferred Shares, as full satisfaction of the payment of the purchase price.


     In this Agreement, "Westlinks Preferred Shares" means the
Series I Preferred shares of the Purchaser which have the terms set forth in Schedule "B" hereto.


4.   WARRANTIES AND REPRESENTATIONS

     The Vendor hereby covenants with the warrants and represents to the Purchaser (the Vendor acknowledging that the Purchaser is relying upon such covenants, warranties and representations) that:

     (a) the Vendor has good and sufficient right, power and authority to sell and transfer legal and beneficial title and ownership of the Shares to the Purchaser, free and clear of all liens, claims, charges, encumbrances, trusts and claims of whatsoever nature:

     (b) the Vendor has taken all necessary action and steps and has obtained all required or desirable consents and approvals, to sell and transfer the Shares to the Purchaser in accordance with this Agreement, and the Shares do not have or will not have as a result of this transaction, any trading restrictions applicable to them:

     (c) the Vendor has good and valid legal and beneficial title to the Shares and the Shares are free and clear of all liens, charges encumbrances, trusts and claims of whatsoever nature:

     (d) the consummation of the transactions contemplated herein will not violate, nor be in conflict with, any provision of any agreement or instrument to which it is a party or is bound, or any provision of the charter documents, by-laws, or shareholders agreements or resolutions of it, or any judgement, decree, order, law, statute, rule, regulation, permit or license applicable to it.

     The covenants, warrants and representations of this Agreement shall survive the closing of the purchase and sale of the Shares for the benefit of the Purchaser.


5.   DISSENT RIGHTS

     After the sale of the Shares by the Vendor to the Purchaser as set out herein, the Vendor will still remain the owner of a certain number of common shares of Big Horn Resources Ltd., including the 724,500 shares held under option to John McGrain and the 1,100,000 shares held in Europe (collectively called the "Retained Shares"). In respect of the announced arrangement involving the acquisition of all of the shares of Big Horn Resources Ltd. by the Purchaser, the Vendor covenants with the Purchaser to tender the Retained Shares to the announced cash offer (being $0.22 cash and 0.74 of a Westlinks Preferred Share for each share of Big Horn Resources Ltd.) and the Vendor also covenants not to dissent and hereby waives its rights of dissent in respect of the Retained Shares and the announced arrangement. If the Vendor sells or secures the Retained Shares, it will ensure that such purchaser or secured party agrees to be bound by the terms of this clause prior to any sale or granting of security.

6.   FURTHER ASSURANCES

     Without further consideration, each party shall from time to time, and at all times, execute, acknowledge and deliver such other documents and shall take such other action as may be necessary in order to fully perform and carry out the terms of this Agreement.


7.   CONSTRUCTION

     This Agreement shall, in all respects, be subject to and be interpreted, construed and enforced in accordance with the laws of the Province of Alberta.


8.   ENUREMENT

     This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.


9.   COUNTERPART EXECUTION

     This Agreement may be executed in one or more counterparts by the parties hereto, each of which shall be deemed an original but all of which together shall constitute one agreement. Such counterparts may be delivered by telecopy.


     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

WITNESS as to both signatures of

/s/ David B. Finlay
_______________________
David B. Finlay
Barrister & Solicitor


                              EUROGAS INC.

                              Per: /s/ Wolfgang Rauball
                              -------------------------

                              Per: /s/ Vojtech Agyagos
                              --------------------------

                              WESTLINKS RESOURCES LTD.

                              Per: /s/ John P. McGrain
                              --------------------------

                              Per: _____________________

                           UNDERTAKING

TO:  WESTLINKS RESOURCES.LTD

     For Valuable Consideration the Vendor hereby undertakes and agrees that, within 45 days from the date hereof, the Vendor shall deliver to the Purchaser valid transfers of 4,500,000 common shares of Big Horn Resources Ltd. and related resolutions, all in a form satisfactory to Olympia Trust (Transfer Agent for Big Horn Resources Ltd).

     The capitalized terms used herein shall have the same meaning as ascribed to them in the Share Sale Agreement dated May
29, 2001 between Eurogas Inc. and Westlinks Resources Ltd.

     Given at the City of Calgary, in the Province of Alberta, this 29 day of May, 2001.


WITNESS

/s/ David B. Finlay
_______________________
David B. Finlay
Barrister & Solicitor


                              EUROGAS INC.

                              Per: /s/ Wolfgang Rauball
                              -------------------------

                              Per: /s/ Vojtech Agyagos
                              --------------------------